Exhibit 99.1

Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200
Santa Ana, CA 92705

714.667.8252 main
news release	714.667.6860 fax
for immediate release	www.grubb-ellis.com

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports 2009 Second Quarter Results
SANTA ANA, Calif. (Aug. 6, 2009) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported revenue of $124.6 million for the second quarter of 2009, compared with second quarter 2008 revenue of $158.4 million. The company reported first-half 2009 revenue of $244.8 million, compared with revenue of $310.7 million for the comparable 2008 period.
The net loss attributable to the company for the second quarter of 2009 was $32.8 million, or $0.52 per share, compared with a net loss of $5.4 million, or $0.08 per share, in the same period a year ago. For the first six months of 2009, the company reported a net loss of $74.3 million, or $1.17 per share, compared with a net loss of $11.7 million, or $0.18 per share, in the first six months of 2008.
Second Quarter Highlights
•	Completed the disposition of Danbury Corporate Center for $72.4 million. Net proceeds from the sale were applied against the company’s revolving credit facility.

•	Recruited 13 senior-level brokerage sales professionals during the quarter, bringing to 68 the number of top brokerage sales professionals who have joined in the past 12 months.

•	Won three significant Corporate Services portfolio assignments.

•	Awarded 20 new property and facilities management assignments during second quarter totaling 4 million square feet of property.

•	Ranked by Robert A. Stanger & Co. as the No. 2 public non-traded REIT sponsor based on equity investment sales for the second quarter, with $208.7 million in total equity raised during the three-month period. The company was ranked as the No. 1 sponsor of public non-traded REITs based on equity investments sales for the first six months of the year with $406.5 million in total equity raised during the period.

•	Announced the formation of Energy & Infrastructure Advisors, a joint venture with Meridian Companies that intends to sponsor retail and institutional investment products focused on opportunities in the energy and infrastructure sector.
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08/06/09
Grubb & Ellis Company Reports 2009 Second Quarter Results
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) for the second quarter of 2009 was negative $9.3 million, compared with positive adjusted EBITDA of $12.5 million in the same period a year ago. The 2009 second-quarter adjusted EBITDA results excluded the following charges:
•	$9.7 million related to the company’s investment management programs,

•	$2.0 million in real estate-related impairments, and

•	$5.1 million of stock-based compensation and amortization of signing bonuses.
For the first six months of 2009, the company reported adjusted EBITDA of negative $25.8 million, compared with positive adjusted EBITDA of $20.0 million in the same period a year ago. The first-half 2009 adjusted EBITDA results excluded the following charges:
•	$14.4 million related to the company’s investment management programs,

•	$12.2 million in real estate-related impairments, and

•	$10.0 million of stock-based compensation and amortization of signing bonuses.
The adjusted EBITDA charges are detailed in the Reconciliation of Net Loss to Adjusted EBITDA in the tables following this release.
“The current environment is clearly impacting our 2009 results. Our focus continues to be on serving the needs of our clients and making the right investments to position the company to take advantage of the upswing in the commercial real estate market when it occurs,” said Gary H. Hunt, interim chief executive officer.
OPERATING SEGMENTS
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s captive management and third party property management and facilities outsourcing services, along with business services fees. Management Services revenue was $66.6 million for the second quarter of 2009, up 10 percent from $60.6 million in the same period a year ago. First-half 2009 Management Services revenue was $132.2 million, an 8 percent increase from revenue of $122.4 million during the same period a year ago.
During the second quarter of 2009, Grubb & Ellis was awarded 20 new management assignments, 75 percent of which came from existing clients.
At June 30, 2009, the company managed approximately 241.8 million square feet of commercial real estate and multi-housing property, including 46.9 million square feet of Grubb & Ellis Realty Investors’ captive property portfolio.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200       Santa Ana, CA 92705       714.667.8252 main

3 — 3 — 3
08/06/09
Grubb & Ellis Company Reports 2009 Second Quarter Results
Transaction Services
Transaction Services revenue for the second quarter of 2009, including brokerage commission, valuation and consulting revenue, was $38.9 million, compared with $56.5 million in the same period a year ago. The segment generated revenue of $72.5 million during the first half of 2009, down 37 percent from revenue of $115.7 million in the same period in 2008. The business continues to be impacted by the current economic environment, specifically the contracting job market and stalled investment sales market. For the first six months of 2009, the company’s leasing revenue decreased by 21 percent, while investment sales revenue declined by 69 percent, compared with the same period in 2008. This compares with an industry wide decline of 33 percent and 78 percent, year-over-year, in leasing and investment sales, respectively, according to industry statistics as well as the company’s analysis.
Investment Management
Investment Management revenue for the second quarter of 2009, which includes transaction fees, captive management fees and dealer-manager fees, totaled $13.4 million, compared with fees of $35.0 million in the same period a year ago. For the first six months of 2009, Investment Management revenue was $29.1 million, compared with $60.4 million in the same period a year earlier. The decreases in both the current quarter and year-to-date revenue can be attributed to the current market environment, which has significantly slowed investment sales activity. The year-over-year decreases in acquisition, loan and disposition fees generated by the company’s investment programs were 90 percent and 95 percent during the second quarter and six month periods, respectively.
During the first half of 2009, approximately $421 million in equity was raised for the company’s investment programs, compared with $516 million in the first six months of 2008. This decrease was due primarily to a decrease in capital raised for tenant-in-common and private client wealth management programs, which was offset, in part, by the large amount of capital raised for the public non-traded REITs sponsored by the company. Grubb & Ellis ranked among the top sponsors in the public non-traded REIT sector during each of the first six months of 2009, according to published industry reports. The company’s market share was 12.7 percent for the first half of 2009, up from 4.0 percent a year earlier. At June 30, 2009, the value of the company’s assets under management was $6.9 billion, up from $6.8 billion at March 31, 2009.
Rental-Related Operations
Rental-related revenue and rental-related expense includes pass-through revenue and expenses for master lease accommodations related to the company’s tenant-in-common programs. Rental-related revenue and rental-related expense also includes results from one property held for investment.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200       Santa Ana, CA 92705       714.667.8252 main

4 — 4 — 4
08/06/09
Grubb & Ellis Company Reports 2009 Second Quarter Results
Conference Call & Webcast
The company will host an earnings conference call to review its 2009 second quarter results on Thursday, August 6, at 10:30 a.m. Eastern Time. A live webcast will be accessible through the Investor Relations section of the company’s Web site at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.866.362.4820 for domestic callers and 1.617.597.5345 for international callers. The conference call ID number is 53084194. An audio replay will be available beginning at 1:30 p.m. ET on Thursday, August 6, until 7 p.m. ET on Thursday, August 13 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 52057155. In addition, the conference call audio will be archived on the company’s Web site following the call.
About Grubb & Ellis
Named to The Global Outsourcing 100™ in 2009 by the International Association of Outsourcing Professionals™, Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 130 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through Grubb & Ellis Realty Investors, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including public non-traded real estate investment trusts (REITs), tenant-in-common (TIC) investments suitable for tax-deferred 1031 exchanges and other real estate investment funds. For more information, visit www.grubb-ellis.com.
Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements regarding, among other things, the ability of future revenue growth, market trends, new business opportunities and investment programs, certain combined financial information regarding Grubb & Ellis Company and NNN Realty Advisors, new hires, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) a continued or further slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the reduction in borrowing capacity under the company’s current credit facility, and the additional limitations with respect thereto; (vi) the company’s continuing ability to make interest and principal payments with respect to its credit facility; (vii) the ability of the company to return to compliance with the NYSE’s continued listing standards; (viii) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (ix) the success of current and new investment programs; (x) the success of new initiatives and investments; (xi) the inability to attain expected levels of revenue, performance, brand equity and expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors in general, and in the current macroeconomic and credit environment, in particular and (xii) other factors described in the company’s annual report on Form 10-K for the fiscal year ending December 31, 2008, Form 10-Q for the three-month period ended March 31, 2009 and in other current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”). The company does not undertake any obligation to update forward-looking statements.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200       Santa Ana, CA 92705       714.667.8252 main

5 — 5 — 5
08/06/09
Grubb & Ellis Company Reports 2009 Second Quarter Results
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis Company has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis Company may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 200       Santa Ana, CA 92705       714.667.8252 main

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
REVENUE
Management services	$66,649	$60,620	$132,180	$122,376
Transaction services	38,939	56,541	72,472	115,689
Investment management	13,426	34,988	29,083	60,364
Rental related	5,555	6,279	11,097	12,266

TOTAL REVENUE	124,569	158,428	244,832	310,695

OPERATING EXPENSE
Compensation costs	34,946	39,994	72,979	76,811
Transaction commissions and related costs	28,011	38,429	53,786	78,793
Reimbursable salaries, wages, and benefits	49,505	44,127	98,968	89,119
General and administrative (1)	31,141	22,424	58,359	44,129
Depreciation and amortization	2,423	4,315	4,864	7,160
Rental related	4,734	4,382	9,347	9,108
Interest	4,521	2,300	7,566	5,052
Merger related costs	—	4,691	—	7,560
Real estate related impairments	1,950	—	12,155	—

Total operating expense	157,231	160,662	318,024	317,732

OPERATING LOSS	(32,662)	(2,234)	(73,192)	(7,037)

OTHER INCOME (EXPENSE)
Equity in (losses) earnings of unconsolidated entities	(180)	762	(1,411)	(4,743)
Interest income	139	218	284	523
Other income (expense)	847	(2,773)	122	(3,293)

Total other income (expense)	806	(1,793)	(1,005)	(7,513)

Loss from continuing operations before income tax (provision) benefit	(31,856)	(4,027)	(74,197)	(14,550)
Income tax (provision) benefit	(304)	2,568	(671)	6,940

Loss from continuing operations	(32,160)	(1,459)	(74,868)	(7,610)
Loss from discontinued operations	(458)	(3,779)	(1,030)	(3,922)

Net loss	$(32,618)	$(5,238)	$(75,898)	$(11,532)

Less: Net income (loss) attributable to the noncontrolling interests	190	142	(1,588)	146

Net loss attributable to Grubb & Ellis Company	$(32,808)	$(5,380)	$(74,310)	$(11,678)

Earnings per share — basic and diluted:
Loss from continuing operations attributable to Grubb & Ellis Company	$(0.51)	$(0.02)	$(1.15)	$(0.12)
Loss from discontinued operations attributable to Grubb & Ellis Company	(0.01)	(0.06)	(0.02)	(0.06)

Net loss per share	$(0.52)	$(0.08)	$(1.17)	$(0.18)

Weighted average shares outstanding, basic and diluted	63,587	63,600	63,557	63,561

Amounts attributable to Grubb & Ellis Company shareholders:
Loss from continuing operations, net of tax	$(32,350)	$(1,601)	$(73,280)	$(7,756)
Loss from discontinued operations, net of tax	(458)	(3,779)	(1,030)	(3,922)

Net loss	$(32,808)	$(5,380)	$(74,310)	$(11,678)

(1)	General and administrative expense includes $11.1 million and $234,000 in bad debt expense for the three months ended June 30, 2009 and 2008, respectively, and $16.5 million and $893,000 in bad debt expense for the six months ended June 30, 2009 and 2008, respectively.

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$14,843	$32,985
Restricted cash	17,794	36,047
Investment in marketable securities	1,014	1,510
Current portion of accounts receivable from related parties — net	10,788	22,630
Current portion of advances to related parties — net	1,866	2,982
Note receivable from related party — net	9,100	9,100
Services fees receivable — net	17,672	26,987
Current portion of professional service contract — net	2,975	4,326
Real estate deposits and preacquisition costs	3,394	5,961
Properties held for sale including investments in unconsolidated real estate — net	58,660	116,155
Identified intangible assets and other assets held for sale — net	9,437	29,971
Prepaid expenses and other current assets	13,807	22,873

TOTAL CURRENT ASSETS	161,350	311,527

Accounts receivable from related parties — net	15,072	11,072
Advances to related parties — net	8,307	11,499
Professional service contracts — net	10,170	10,320
Investments in unconsolidated entities	4,547	8,733
Properties held for investment — net	46,585	51,252
Property, equipment and leasehold improvements — net	15,136	14,009
Identified intangible assets — net	94,960	97,317
Other assets — net	4,706	4,548

TOTAL ASSETS	$360,833	$520,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$57,323	$70,222
Due to related parties	3,211	2,447
Current portion of line of credit	65,853	63,000
Current portion of notes payable and capital lease obligations	1,026	333
Notes payable of properties held for sale	68,613	145,959
Liabilities of properties held for sale — net	7,485	16,056
Other liabilities	40,130	36,549
Deferred tax liability	4,007	2,080

TOTAL CURRENT LIABILITIES	247,648	336,646

Senior notes	16,277	16,277
Notes payable and capital lease obligations	71,185	70,203
Other long-term liabilities	6,630	6,077
Deferred tax liability	15,372	17,298

TOTAL LIABILITIES	357,112	446,501

Common stock	653	654
Additional paid-in capital	409,431	402,780
Accumulated deficit	(407,573)	(333,263)
Other comprehensive loss	(135)	—

Total Grubb & Ellis Company stockholders’ equity	2,376	70,171
Noncontrolling interests	1,345	3,605

TOTAL EQUITY	3,721	73,776

TOTAL LIABILITIES & EQUITY	$360,833	$520,277

Grubb & Ellis Company
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Net loss attributable to Grubb & Ellis Company	$(32,808)	$(5,380)	$(74,310)	$(11,678)
Discontinued operations	458	3,779	1,030	3,922
Interest expense	4,521	2,300	7,566	5,052
Interest income	(139)	(218)	(284)	(523)
Depreciation and amortization	2,423	4,315	4,864	7,160
Taxes	304	(2,568)	671	(6,940)

EBITDA (1)	(25,241)	2,228	(60,463)	(3,007)

Charges related to sponsored programs	9,744	—	14,421	—
Real estate related impairment	1,950	—	12,155	—
Write off of investment in Grubb & Ellis Realty Advisors, net	—	—	—	5,828
Stock based compensation	3,217	3,150	6,181	5,634
Amortization of signing bonuses	1,862	1,906	3,815	3,744
Loss on marketable securities	—	1,524	—	1,614
Merger related costs	—	4,691	—	7,560
Amortization of contract rights	—	563	—	986
Real estate operations	(915)	(1,394)	(1,971)	(2,303)
Other	94	(123)	94	(76)

Adjusted EBITDA (1)	$(9,289)	$12,545	$(25,768)	$19,980

(1)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation, amortization, discontinued operations and impairments related to goodwill and intangible assets. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Grubb & Ellis Company
Supplemental Data
(in thousands except for properties acquired/disposed)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Investment management revenue:
Acquisition and loan fees	$815	$13,741	$3,033	$24,268
Property and asset management fees	8,516	10,078	16,977	18,522
Disposition fees (excluding amortization of intangible contract rights)	—	4,370	—	5,113
Amortization of intangible contract rights	—	(563)	—	(986)
Other	4,095	7,362	9,073	13,447

Total investment management revenue	$13,426	$34,988	$29,083	$60,364

Investment management data:
Total properties acquired	2	21	5	40
Total aggregate purchase price	$41,125	$487,756	$77,504	$836,682

Total properties disposed	2	5	5	7
Total aggregate sales value at disposition	$77,500	$143,350	$92,134	$179,425

Total square feet under management	46,879	45,402	46,879	45,402

Assets under management (1)	$6,851,884	$6,507,080	$6,851,884	$6,507,080

Equity raise:
Non-traded real estate investment trust (2)	$208,686	$138,665	$406,521	$212,844
Tenant-in-common	2,175	54,617	12,491	106,726
Private client accounts	—	51,073	—	188,439
Other	42	7,521	2,002	7,521

Total equity raise	$210,903	$251,876	$421,014	$515,530

(1)	The value of assets under management is based on the original acquisition price of such assets.

(2)	Excludes capital raised through the dividend reinvestment program which totaled $9.9 million and $18.1 million for the three and six months ended June 30, 2009, respectively, and $2.6 million and $5.9 million for the three and six months ended June 30, 2008.

Grubb & Ellis Company
Segment Data
(in thousands )
(Unaudited)

	Management	Transaction	Investment
Three Months Ended June 30, 2009	Services	Services	Management	Total
Revenue	$66,649	$38,939	$13,426	$119,014
Compensation costs	8,779	10,180	6,869	25,828
Transaction commissions and related costs	2,244	25,749	—	27,993
Reimbursable salaries, wages, and benefits	46,975	—	2,530	49,505
General and administrative	2,823	8,663	13,651	25,137

Segment operating income (loss)	$5,828	$(5,653)	$(9,624)	$(9,449)

	Management	Transaction	Investment
Three Months Ended June 30, 2008	Services	Services	Management	Total
Revenue	$60,620	$56,541	$34,988	$152,149
Compensation costs	9,171	12,425	7,238	28,834
Transaction commissions and related costs	3,292	35,137	—	38,429
Reimbursable salaries, wages, and benefits	42,346	—	1,781	44,127
General and administrative	1,940	8,978	5,529	16,447

Segment operating income	$3,871	$1	$20,440	$24,312

	Management	Transaction	Investment
Six Months Ended June 30, 2009	Services	Services	Management	Total
Revenue	$132,180	$72,472	$29,083	$233,735
Compensation costs	18,387	21,769	14,684	54,840
Transaction commissions and related costs	5,155	48,606	—	53,761
Reimbursable salaries, wages, and benefits	94,268	—	4,701	98,969
General and administrative	5,686	17,755	22,343	45,784

Segment operating income (loss)	$8,684	$(15,658)	$(12,645)	$(19,619)

	Management	Transaction	Investment
Six Months Ended June 30, 2008	Services	Services	Management	Total
Revenue	$122,376	$115,689	$60,364	$298,429
Compensation costs	18,395	24,726	14,324	57,445
Transaction commissions and related costs	6,459	72,334	—	78,793
Reimbursable salaries, wages, and benefits	86,693	—	2,426	89,119
General and administrative	4,288	18,543	9,422	32,253

Segment operating income	$6,541	$86	$34,192	$40,819

	Three Months	Three Months	Six Months Ended	Six Months Ended
	Ended June 30,	Ended June 30,	June 30,	June 30,
	2009	2008	2009	2008
Reconciliation to consolidated net loss:
Total segment operating (loss) income	$(9,449)	$24,312	(19,619)	$40,819
Non-segment:
Rental Operations, net of rental related expenses	821	1,897	1,750	3,158
Corporate overhead (compensation, general and administrative costs)	(15,140)	(17,137)	(30,738)	(31,242)
Other operating expenses	(8,894)	(11,306)	(24,585)	(19,772)
Other income (expense)	806	(1,793)	(1,005)	(7,513)
Loss (income) attributable to noncontrolling interest	(190)	(142)	1,588	(146)
Income tax (provision) benefit	(304)	2,568	(671)	6,940
Loss from discontinued operations	(458)	(3,779)	(1,030)	(3,922)

Net loss	$(32,808)	$(5,380)	(74,310)	$(11,678)